Exhibit 99.2

Q3 2010 Earnings Presentation October 26, 2010 Peter McDonald, Interim CEO Dee Jones, CFO

Safe Harbor Statement Certain statements included in this presentation constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Statements that include the words “may,” “will,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “preliminary,” “intend,” “plan,” “project,” “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and industry in general. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: our post-restructuring financial condition, financing requirements and cash flow; the inability to provide assurance for the long-term continued viability of our business; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our debt agreements; results from any failure to comply with the financial covenants and other restrictive covenants in our debt agreements; limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and recent debt ratings; reduced advertising spending by our clients and contract cancellations resulting from the current economic environment, which drives reduced revenues; competition from other yellow pages directory publishers and other traditional and new media providers and our ability to anticipate or respond to changes in technology and user preferences; declining use of print yellow pages directories by consumers; our ability to complete the implementation of our plan of reorganization and the discharge of our Chapter 11 bankruptcy cases, including successfully resolving any remaining claims; any negative client, vendor, carrier and third-party responses resulting from the implementation of our confirmed plan of reorganization; the impact that the filing for and emerging from Chapter 11 bankruptcy has had and could continue to have on our business operations, financial condition, liquidity or cash flow; changes in the availability and cost of paper and other raw materials used to print our directories and our reliance on third-party providers for printing, publishing and distribution services; increased credit risk associated with our reliance on small- and medium-sized businesses as clients, in the current and any future economic environment; changes in our operating performance; our ability to attract and retain qualified key personnel; our ability to maintain good relations with our unionized employees; changes in labor, business, political and economic conditions; changes in governmental regulations and policies and actions of regulatory bodies; the outcome of pending or future litigation and other claims; and in connection with a potential amendment to our term loan agreement, our ability to successfully obtain such an amendment is subject to a number of factors beyond our control, including, but not limited to the following, we may not be able to reach agreement with a sufficient number of holders of our senior secured term debt, holders of our senior secured term debt may require terms and conditions that are not acceptable to us, or changes in market conditions may make it inadvisable to proceed. In addition, if we do reach an agreement to amend our term loan agreement, the potential amendments may not permit us to repurchase a large amount of our term debt, and we may decide not to purchase any term debt or to acquire only limited amounts. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this and other reports we file with the Securities and Exchange Commission, including the information in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2009. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. All forward-looking statements included in this report are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Peter McDonald, Interim CEO

Financials – Dee Jones, EVP and CFO

Financial 2010 YTD Results COST EFFICIENCIES CONTINUE TO PARTIALLY MITIGATE REVENUE DECLINES Adjusted Pro-Forma $ in Millions ¹ 2010 EBITDA margin includes a $40M YTD favorable non-recurring, non-cash state tax claims resolution. 2010 YTD 2009 YTD % Change Operating Revenue $1,534 $1,936 -20.8% EBITDA Margin ¹ 32.6% 34.1% -150 bps

Financial Overview ¹ Net advertising sales is an operating measure used by the Company to compare advertising sales for current advertising periods to corresponding sales for previous periods. 2010 Net Advertising Sales¹ 150 bps change 3Q’10 vs. 2Q’10 -15.8% -17.5% -20.8% -20.9% -20.6% -16.9% -15.4% 1Q '09 2Q '09 3Q '09 4Q '09 1Q '10 2Q '10 3Q '10

 2010 2009 $500M $661M -16.3% -8.3% EBITDA Margin 32.6% vs. 34.1% last year Financial Overview – YTD 2010 vs. 2009 Adjusted Pro-Forma EBITDA¹ ¹ Reconciliation of GAAP to non-GAAP included in appendix Selling – improved sales force efficiencies and related costs Cost of Sales – primarily lower volumes and distribution costs G&A – lower bad debt expense, favorable employee related costs, and favorable non-recurring, non-cash state tax claims resolution of $40M² ytd and $24M for Q3. (excluding this item, G&A decline would be 25.4%) Total Operating Expense (excl. D&A) 18.9% decline vs. last year -38.3%² EBITDA Q1 Q1 Q3 Q2 Q3 Q2 $163 $216 $165 $236 $172 $209 Selling Cost of sales General and administrative

Financial Overview – Bad Debt 2009 2010 Bad Debt Expense 9.2% 5.7% YTD 2009 9.1% 340 bps 7.8% 7.3% 4.0% 6.0% 8.0% 10.0% 3Q 4Q 1Q 2Q 3Q

Financial Highlights – Cash Flow Mandatory Cash Sweep Payments $55M Q1 and Q2 Debt repayments made in Q2 YTD Free Cash Flow¹ $373M $331M September ending cash $122M $77M Jan 2010 Term loan balance $2,750M Sept 2010 Term loan balance $2,496M $254M ¹Free cash flow is defined as cash from operations minus capex $404M less $31M = $373M FCF YTD YTD Q3 Q2 Q1

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Appendix

SuperMedia Inc.
Consolidated Statements of Operations
Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)[7]
Nine Months Ended September 30, 2010

(dollars in millions, except per share amounts)

	Successor Company						
		Adjustments				Pro Forma Items	
Unaudited	9 Mos. Ended 9/30/10 Reported (GAAP)	Restructuring and Other Severance Costs [3]	Reorganization Items [4]	Health Care Reform Act [5]	9 Mos. Ended 9/30/10 Adjusted (Non-GAAP)	Fresh Start Accounting Items [6]	9 Mos. Ended 9/30/10 Adjusted Pro Forma (Non-GAAP)
Operating Revenue	$ 750	$ -	$ -	$ -	$ 750	$ 784	$ 1,534
Operating Expense							
Selling	344	-	-	-	344	98	442
Cost of sales (exclusive of depreciation and amortization)	300	-	-	-	300	100	400
General and administrative	142	(9)	-	-	133	59	192
Depreciation and amortization	140	-	-	-	140	-	140
Total Operating Expense	926	(9)	-	-	917	257	1,174
Operating Income (Loss)	(176)	9	-	-	(167)	527	360
Interest expense, net	212	-	-	-	212	-	212
Income (Loss) Before Reorganization Items and Provision (Benefit) for Income Taxes	(388)	9	-	-	(379)	527	148
Reorganization items	5	-	(5)	-	-	-	-
Income (Loss) Before Provision (Benefit) for Income Taxes	(393)	9	5	-	(379)	527	148
Provision (benefit) for income taxes	(141)	4	2	(7)	(142)	196	54
Net Income (Loss)	$ (252)	$ 5	$ 3	$ 7	$ (237)	$ 331	$ 94
Basic and Diluted Earnings (Loss) per Common Share	$ (16.83)	$ 0.38	$ 0.20	$ 0.48	$ (15.77)	$ 22.04	$ 6.27
Operating Income (Loss)	$ (176)	$ 9	$ -	$ -	$ (167)	$ 527	$ 360
Depreciation and Amortization	140	-	-	-	140	-	140
EBITDA (non-GAAP) [1]	$ (36)	$ 9	$ -	$ -	$ (27)	$ 527	$ 500
Operating income (loss) margin [2]	-23.5%				-22.3%		23.5%
Impact of depreciation and amortization	18.7%				18.7%		9.1%
EBITDA margin (non-GAAP) [1]	-4.8%				-3.6%		32.6%

Notes:

[1] EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation, and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

[2] Operating income (loss) margin is calculated by dividing operating income (loss) by operating revenue.

[3] Restructuring and other severance costs include costs associated with strategic organizational cost savings initiatives of $5 million and costs related to the termination of our former chief executive officer's employment of $4 million.

[4] Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

[5] As a result of the passage of the Health Care Reform Act in March of 2010, the future benefit of certain deferred tax assets was eliminated, resulting in a charge in the current period.

[6] Fresh start accounting items include adjustments for revenue and expense items that would have been otherwise amortized into the Company's statement of operations but were written off at December 31, 2009 as prescribed by United States Generally Accepted Accounting Principles.

[7] Results include a $40 million general and administrative expense reduction related to the favorable non-recurring, non-cash resolution of state tax claims.

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SuperMedia Inc.
Consolidated Statements of Operations
Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP) [6]
Three Months Ended September 30, 2010

(dollars in millions, except per share amounts)

Unaudited	Successor Company					
		Adjustments			Pro Forma Items	
	3 Mos. Ended 9/30/10 Reported (GAAP)	Restructuring and Other Severance Costs [3]	Reorganization Items [4]	3 Mos. Ended 9/30/10 Adjusted (Non-GAAP)	Fresh Start Accounting Items [5]	3 Mos. Ended 9/30/10 Adjusted Pro Forma (Non-GAAP)
Operating Revenue	$ 349	$ -	$ -	$ 349	$ 140	$ 489
Operating Expense						
Selling	122	-	-	122	22	144
Cost of sales (exclusive of depreciation and amortization)	108	-	-	108	18	126
General and administrative	45	(5)	-	40	7	47
Depreciation and amortization	45	-	-	45	-	45
Total Operating Expense	320	(5)	-	315	47	362
Operating Income	29	5	-	34	93	127
Interest expense, net	69	-	-	69	-	69
Income (Loss) Before Reorganization Items and Provision (Benefit) for Income Taxes	(40)	5	-	(35)	93	58
Reorganization items	2	-	(2)	-	-	-
Income (Loss) Before Provision (Benefit) for Income Taxes	(42)	5	2	(35)	93	58
Provision (benefit) for income taxes	(16)	3	1	(12)	34	22
Net Income (Loss)	$ (26)	$ 2	$ 1	$ (23)	$ 59	$ 36
Basic and Diluted Earnings (Loss) per Common Share	$ (1.73)	$ 0.22	$ 0.07	$ (1.44)	$ 3.88	$ 2.44
Operating Income	$ 29	$ 5	$ -	$ 34	$ 93	$ 127
Depreciation and Amortization	45	-	-	45	-	45
EBITDA (non-GAAP) [1]	$ 74	$ 5	$ -	$ 79	$ 93	$ 172
Operating income margin [2]	8.3%			9.7%		26.0%
Impact of depreciation and amortization	12.9%			12.9%		9.2%
EBITDA margin (non-GAAP) [1]	21.2%			22.6%		35.2%

Notes:

[1] EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation, and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

[2] Operating income margin is calculated by dividing operating income by operating revenue.

[3] Restructuring and other severance costs include costs associated with strategic organizational cost savings initiatives of $1 million and costs related to the termination of our former chief executive officer's employment of $4 million.

[4] Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

[5] Fresh start accounting items include adjustments for revenue and expense items that would have been otherwise amortized into the Company's statement of operations but were written off at December 31, 2009 according to the rules of fresh start accounting.

[6] Results include a $24 million general and administrative expense reduction related to the favorable non-recurring, non-cash resolution of state tax claims.

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